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                           FBL MONEY MARKET FUND, INC.

                             RESTATEMENT OF CHARTER


     FBL Money Market Fund, Inc. a Maryland corporation (hereinafter called the "Corporation") having its principal office in the State of Maryland c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201 and having The Corporation Trust Incorporated, as its registered agent located at the First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:    The corporation desires to restate its charter as currently in effect and the charter is hereby restated to read as follows:

     FIRST: INCORPORATION. The incorporator is Charles F. Custer, who is at least eighteen years of age and whose address is Room 3000, 115 South LaSalle Street, Chicago, Illinois 60603. He is forming the corporation named in these articles of incorporation under the general laws of the State of Maryland.

     SECOND: NAME.  The name of the corporation is FBL Money Market Fund, Inc.

     THIRD: PURPOSES.  The purposes for which the corporation is formed are:

     To engage in the business of a registered open-end management investment company, and to do any and all acts or things as are necessary, customary, appropriate, convenient or incidental in connection therewith.

     The foregoing clause shall be construed both as purposes and powers.

     FOURTH: ADDRESS AND RESIDENT AGENT. The post office address of the principal office of the corporation in the State of Maryland is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. The name and post office address of the resident agent of the corporation in the State of Maryland is The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. The resident agent is a Maryland corporation.

     FIFTH: STOCK

     A. AUTHORIZED STOCK. The total number of shares of stock which the corporation shall have authority to issue is 500 million shares, $.001 par value per share, such shares having an aggregate par value of $500,000. Such shares may be issued as shares of a class designated Capital Stock, or of any new class or classes, each consisting of such number of shares and having such designation, such powers, preferences and rights and such qualifications, limitations and restrictions as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors, to whom authority so to fix and determine the same is hereby expressly granted.

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     B.   DIVIDEND OR DISTRIBUTIONS.  Without limiting the generality of the foregoing the dividends and distributions of investment income and capital gains with respect to Capital Stock and with respect to each class that may hereafter be created shall be in such amount as may be declared from time to time by the board of directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the board of directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

     C. CLASSIFICATION OF RECLASSIFICATION OF STOCK. The board of directors is hereby expressly granted authority to (1) classify or reclassify any unissued stock (whether now or hereafter authorized and whether of Capital Stock or any other class) from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of stock and (2) pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be decreased by the board of directors below the number of shares thereof then outstanding and the total number of authorized shares of stock shall not be increased above 500 million shares except by amendment to the corporation's Articles of Incorporation.

     SIXTH: SALE, REDEMPTION AND REPURCHASE OF SHARES.

     A.1. SALE OF SHARES. The board of directors may authorize the issuance and sale from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the board of directors considers advisable but not less than the net asset value of the shares which is next computed after the time of receipt of an unconditional order for the purchase of shares, except as may be permitted by or pursuant to the Investment Company Act of 1940 and other applicable law.

     A.2. FRACTIONAL SHARES. Stock may be issued in fractions of whole shares to which attach pro rata all the rights of whole shares, including the right to vote and to receive dividends, except that there shall be no right to receive a certificate representing any fraction of a whole share; and wherever the words "share" or "shares" are used in these articles, they include fractions of shares where the context does not clearly indicate that only full shares are intended.

     B.1. REDEMPTION OF SHARES; GENERAL. Any stockholder of the corporation may at any time require the corporation to redeem all or any part of the shares of capital stock registered in the name of such stockholder, except as specified below, at the net asset value of the shares which is next computed after the time of receipt of an order for redemption of the shares in good form.

     B.2. FORM. An order for redemption in good form shall mean receipt by the corporation or its designated agent of a written unconditional and irrevocable instruction of the stockholder to redeem in form acceptable to the

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     corporation or its designated agent, together with any certificates which may have been issued therefor, endorsed or accompanied by proper instrument of transfer, and such other documents as the corporation or its designated agent may require.

     B.3. REDEMPTION PAYMENT. Payment for shares redeemed shall be made within seven days after receipt of an order for redemption of the shares in good form. However, the right of redemption of shares may be suspended, and the payment for shares previously redeemed may be postponed, by or under the authority of the board of directors for the whole or any part of any period during which such suspension or postponement is permitted by the Investment Company Act of 1940, or by rule or order of the Securities and Exchange Commission pursuant to that Act.

     B.4. REPURCHASE OF SHARES. The corporation may by agreement with any stockholder repurchase shares of capital stock of the corporation at a price not exceeding the net asset value in effect at the time when such purchase or contract or purchase is made or the net asset value next to be determined.

     B.5. CORPORATION'S RIGHT TO REDEEM. The corporation shall have the right at any time without prior notice to the stockholder to redeem shares of any stockholder for their then current net asset value per share if at such time the stockholder owns shares having an aggregate net asset value of less than $1,000, subject to such terms and conditions as the board of directors may approve, and subject to the corporation giving general notice to all stockholders of its intention to avail itself of such right, either by publication in the corporation's prospectus or by such other means as the board of directors may determine.

     B.6. RETIREMENT OF REDEEMED OR REPURCHASED SHARES. Any shares of its stock redeemed or repurchased by the corporation directly or through its principal underwriter, if any, or another agent designated for the purpose, pursuant to the provisions of this article, shall be deemed retired and shall thereafter have the status of authorized but unissued stock.

     C. DETERMINATION OF NET ASSET VALUE. The net asset value shall be determined as of such times as the board of directors shall prescribe by resolution, subject to any applicable rules and regulations of the Securities and Exchange Commission. In the absence of any such resolution of the board of directors, the net asset value shall be determined as of the time of the close of trading on the New York Stock Exchange on any day on which that exchange is open for trading and there is a purchase or redemption of shares of the corporation.

     D. DETERMINATION OF NET ASSET VALUE OF SHARES. The net asset value of each share of the corporation shall be determined by or under the authority of the board of directors in accordance with the provisions of, and the rules of the Securities and Exchange Commission under, the Investment Company Act of 1940, and as to matters of accounting, in conformity with generally accepted accounting principles. The board of directors may appoint

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     persons to assist it in the determination of the value of assets, liabilities and net asset value per share, and to make the actual calculations pursuant to the direction of the board of directors.

     E. NO PREEMPTIVE RIGHTS. No holder of shares of the corporation, whether now or hereafter authorized, shall be entitled as of right to acquire from the corporation any shares of the corporation, whether now or hereafter authorized.

     SEVENTH: BY-LAWS. The board of directors is authorized to adopt, alter and repeal the by-laws of the corporation, except to the extent that the by-laws provide otherwise.

     EIGHTH: MAJORITY VOTES OF STOCKHOLDERS. Notwithstanding any provision of the general laws of the State of Maryland requiring approval by the stockholders of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast on the matter, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

     NINTH: LIABILITY OF DIRECTORS AND OFFICERS. The directors and officers of the corporation shall not be liable to the corporation or to any of its stockholders or creditors because of any action taken by them in good faith, and in taking any such action the directors and officers shall be fully protected in relying in good faith upon the books of account of the corporation or statements or reports prepared by any of its officials or employees or by others who they believe in good faith are qualified to make such statements or reports; provided that this sentence shall not protect any director or officer of the corporation against any liability to the corporation or to its stockholders to which he would otherwise be subject by reasons of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     TENTH:  BOARD OF DIRECTORS.

     A. NUMBER. The number of directors of the corporation, until such number shall be changed by the by-laws of the corporation, is eleven.

     B. NAMES. The names of the persons who will serve as directors of the corporation until the first annual meeting of stockholders and until their successors are elected and qualify are as follows:

               Dean R. Kleckner              Robert B. Delano
               Dale W. Nelson                Bradley A. Judy
               Edward F. Seitzinger          Jack C. Lacey
               Dean W. Mitchell              Cecil H. Miller
               Donald G. Bartling            Alice V. Murray
                                             Maynard Tollefson

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     ELEVENTH:  AMENDMENT OF ARTICLES OF INCORPORATION.  The corporation reserves the right to amend or repeal any provision contained in its articles of incorporation in the manner now or hereafter prescribed by statute, and any contract rights conferred upon the stockholders are granted subject to this reservation.

     SECOND: The provisions set forth in the articles of restatement are all provisions of the charter currently in effect and the charter is not amended by the articles of restatement.

     THIRD: The restatement of the charter was approved by a majority of the entire board of directors at a meeting duly convened and held on January 11, 1981. The number of directors of the corporation is eleven. The names of the directors are:

               Dean R. Kleckner              Robert B. Delano
               Dale W. Nelson                Bradley A. Judy
               Edward F. Seitzinger          Jack C. Lacey
               Dean W. Mitchell              Cecil H. Miller
               Donald G. Bartling            Alice V. Murray
                                             Maynard Tollefson

     IN WITNESS WHEREOF, FBL Money Market Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President, and attested by its Assistant Secretary on February 23, 1981.

                                   FBL MONEY MARKET FUND, INC.

                                   By:

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                                                Dean R. Kleckner
                                                    President


Attest:


-------------------------------

       William J. Oddy
     Assistant Secretary

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     THE UNDERSIGNED, President of FBL Money Market Fund, Inc., who executed on behalf of said corporation the foregoing Restatement of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.




                                  ------------------------------------------
                                              Dean R. Kleckner
                                                 President